SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 8, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

333-98553	Southern Power Company (A Delaware Corporation) 30 Ivan Allen Jr. Blvd. N.W. Atlanta, Georgia 30308 (404) 506-5000	58-2598670

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Construction Projects – Integrated Gasification Combined Cycle (IGCC)” of Southern Power Company (“Southern Power”) in Item 7 of the Annual Report on Form 10-K for the year ended December 31, 2006 for information relating to a cooperative agreement between Southern Company Services, Inc. (“SCS”), as agent for Southern Power, and the United States Department of Energy (the “DOE”) which provides for funding from the DOE for the construction and demonstration of the gasifier portion of an IGCC project in Orlando, Florida. See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Integrated Gasification Combined Cycle (IGCC) Project” of Southern Power in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 for information regarding cost increases associated with the IGCC project. On May 8, 2007, SCS and the DOE entered into an amendment to the cooperative agreement to increase the DOE’s funding for the IGCC project by $58.75 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2007	SOUTHERN POWER COMPANY
By /s/ Wayne Boston Wayne Boston Assistant Secretary